Exhibit 99.1

LiqTech International Announces 1-for-8 Reverse Stock Split

BALLERUP, Denmark / PRNewswire / May 25, 2023 / LiqTech International, Inc. (NASDAQ:LIQT),  a clean technology company that manufactures and markets highly specialized filtration products and systems, today announced that the company will effect a 1-for-8 reverse split of its issued and outstanding shares of common stock. The reverse stock split will become effective May 26, 2023 at 12:01 a.m. PDT. Shares of the company's common stock will trade on a split-adjusted basis on The NASDAQ Capital Market, as of the opening of trading on Friday, May 26, 2023. The new CUSIP number for the Company’s common stock will be 53632A 300.

The reverse stock split is being affected as part of the company's plan to regain compliance with the $1.00 minimum bid price continued listing requirement of The NASDAQ Capital Market.

When the reverse stock split becomes effective, every eight shares of LiqTech International’s common stock will be automatically combined into one new share of common stock. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the company will issue one whole share of the post-split common stock to any stockholder of record who otherwise would have received a fractional share as a result of the reverse stock split.

The reverse stock split will reduce the number of shares of outstanding common stock from approximately 45.3 million shares to approximately 6.0 million shares.

LiqTech International’s transfer agent is Securities Transfer Corporation. Stockholders holding paper certificates representing pre-split holdings can contact our transfer agent by calling (469) 633-0101 for the procedure to exchange existing stock certificates for new stock certificates or book-entry shares. Certificates representing pre-split holdings will be deemed to represent the stockholder's past split holdings until the stockholder presents the certificate to the transfer agent.  Stockholders who are holding their shares in electronic form at their brokerage firms do not have to take any action as the effects of the reverse stock split will automatically be reflected in their brokerage accounts.

About LiqTech International, Inc.
LiqTech International, Inc., a Nevada corporation, is a clean technology company that provides state-of-the-art ceramic silicon carbide filtration technologies for gas and liquid purification. LiqTech's silicon carbide membranes are designed to be used in the most challenging water purification applications, and its silicon carbide filters are used to control diesel exhaust soot emissions. Applying nanotechnology, LiqTech develops products using its proprietary silicon carbide technology, resulting in a wide range of component membranes, membrane systems, and filters for both microfiltration and ultrafiltration applications. By incorporating LiqTech's SiC liquid membrane technology with the Company´s extensive systems design experience and capabilities, LiqTech offers unique, turnkey solutions for the most difficult water purification applications.

This press release contains "forward-looking statements." Although the forward-looking statements in this release reflect the good-faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in the reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect our business, financial condition, results of operation, and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Company Contact:	Investor Contact:
Simon Stadil, Chief Financial Officer	Robert Blum
LiqTech International	Lytham Partners, LLC
Phone: +45 3140 9128	Phone: (602) 889-9700
sst@liqtech.com	liqt@lythampartners.com